UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2006
Date of Report (Date of earliest event reported)

FACEPRINT GLOBAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-51853	33-0619256
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1111 E. Herndon Ave., Suite 115
Fresno, California 93720

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (559) 436-1060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

࿠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿠ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding FacePrint Global Solutions, Inc. beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause FacePrint Global Solutions, Inc.’s actual results to differ from management's current expectations are contained in FacePrint Global Solutions, Inc.’s filings with the Securities and Exchange Commission. FacePrint Global Solutions, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 21, 2006, Kayla Keophounsouk submitted her resignation as a Director, Secretary and Treasurer of FacePrint Global Solutions, Inc. effective November 21, 2006 to pursue other business opportunities. Ms. Keophounsouk resignation was not the result of any disagreement relating to our operations, policies or practices.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Letter dated November 21, 2006 from Kayla Keophounsouk to the Company

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

FACEPRINT GLOBAL SOLUTIONS, INC.

November 21, 2006	/s/ PIERRE COTE

Pierre Cote
Chief Executive Officer
(Principal Executive Officer)